Exhibit 99.2

Bannix Acquisition Corp. Announces Extension of Time to Consummate Business Combination

West Hollywood, CA / December 14, 2022 / Bannix Acquisition Corp. (NASDAQ: BNIX) (the "Company" or "Bannix") today announced that its sponsor, Bannix Management LLP, has extended the deadline by which the Company must complete a business combination by three months, from December 14, 2022 to March 14, 2023. In order to fund the $690,000 deposit required to allow for such extension, the Company has obtained a loan from Instant Fame, LLC evidenced by a non-interest-bearing promissory note that is payable upon the consummation of a business combination by the Company. If the Company fails to consummate a business combination, the outstanding debt under the promissory note will be forgiven, except to the extent of any funds held outside of the Company's trust account after paying all other fees and expenses of the Company.

About Bannix Acquisition Corp.

Bannix Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements:

This press release contains statements that constitute “forward-looking statements,” including with respect to, among others, statements about the Company’s plans to file its Form 10-Q and amend prior SEC filings, including the restatement of certain consolidated financial statements included therein. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “is working,” “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our SEC filings. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Bannix Acquisition Corporation

Doug Davis, CEO

(323) 682-8949

doug.davis@bannixacquisition.com

SOURCE: Bannix Acquisition Corp.